                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                ---------------


                                  FORM 8-K/A
                             (AMENDMENT NO. ONE)


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                ---------------


     Date of Report (Date of earliest event reported): December 31, 1997



                             INLAND RESOURCES INC.
             ----------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       WASHINGTON                   0-16487                  91-1307042
 ----------------------        -------------------          -------------
(STATE OF INCORPORATION)      (COMMISSION FILE NO.)        (IRS EMPLOYER
                                                         IDENTIFICATION NO.)

              410 17TH STREET, SUITE 700, DENVER, COLORADO  80202
             -----------------------------------------------------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                               (303) 893-0102
              --------------------------------------------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

              475 17TH STREET, SUITE 1500, DENVER, COLORADO  80202
              ---------------------------------------------------
                               (FORMER ADDRESS)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) AND (b)    The following financial statements and pro forma financial information regarding the Woods Cross Refinery acquired by Inland
               Refining, Inc., a wholly owned subsidiary of the Company, are filed with the Report.


                        INDEX TO FINANCIAL STATEMENTS

(a)  AUDITED FINANCIAL STATEMENTS

     Report of Independent Public Accountants                              F-1

     Independent Auditors' Report                                          F-2

     Balance Sheets as of November 30, 1997 and 1996                       F-3

     Statements of Operations and Retained Earnings (Deficit) for the
       Years Ended November 30, 1997 and 1996                              F-4

     Statements of Cash Flows for the Years Ended November 30, 1997
       and 1996                                                            F-5

     Notes to Consolidated Financial Statements                            F-6

(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Introduction to Pro Forma Financial Information                      F-14

     Pro Forma Condensed Consolidated Balance Sheet as of
       September 30, 1997                                                 F-15

     Pro Forma Condensed Consolidated Statement of Operations for
       the Nine-Month Period Ended September 30, 1997                     F-16

     Pro Forma Condensed Consolidated Statement of Operations for
       the Twelve-Month Period Ended December 31, 1996                    F-17

     Notes to Unaudited Pro Forma Financial Statements                    F-18


(c)  EXHIBITS - The following exhibits are filed herewith:
     4.1       Credit Agreement dated as of December 24, 1997 between Inland
               Refining, Inc. ("Refining") and Banque Paribas (without exhibits).*

     10.1 Asset Purchase and Sale Agreement dated as of July 14, 1997 between Crysen Corporation, Crysen Refining, Inc., Sound
               Refining, Inc. and the Company, as amended by the first, second and third amendments thereto.*

     10.2 Assignment and Assumption Agreement dated as of December 24, 1997 between the Company and Inland Refining, Inc.*

     10.3 Assignment and Assumption Agreement dated as of December 24, 1997 between the Company and Refinery
               Technologies, Inc.*

     10.4 Assignment and Assumption Agreement dated as of December 24, 1997 between the Company and San
               Jacinto Carbon Company.*

     23.1      Consent of Arthur Andersen LLP.**

     23.2      Consent of KPMG Peat Marwick LLP.**

-------------

*  Previously filed.

** Filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended No. One to this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 1998

                                   INLAND RESOURCES INC.

                                   By:  /s/ Kyle R. Miller
                                        ---------------------------------
                                        Kyle R. Miller, President and
                                        Chief Executive Officer

     CRYSEN REFINING, INC.

     FINANCIAL STATEMENTS
     AS OF NOVEMBER 30, 1997 AND 1996
     TOGETHER WITH REPORT OF INDEPENDENT
          PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
     Inland Refining, Inc.:


We have audited the accompanying balance sheet of CRYSEN REFINING, INC. (a Delaware corporation) as of November 30, 1997, and the related statements of operations and retained earnings (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crysen Refining, Inc. as of November 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


               ARTHUR ANDERSEN LLP



Denver, Colorado,
March 6, 1998.

                            INDEPENDENT AUDITORS' REPORT



The Board of Directors
Crysen Refining, Inc.:


We have audited the accompanying balance sheet of Crysen Refining, Inc. as of November 30, 1996, and the related statement of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crysen Refining, Inc. as of November 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Crysen Refining, Inc. will continue as a going concern. The Company's working capital deficit along with the significant future debt service requirements raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     KPMG PEAT MARWICK LLP



Salt Lake City, Utah
February 7, 1997

                               CRYSEN REFINING, INC.


                                   BALANCE SHEETS

                             NOVEMBER 30, 1997 AND 1996
                        (In thousands except share amounts)

                        ASSETS                              1997        1996
                        ------                              ----        ----
CURRENT ASSETS:
  Cash and cash equivalents                                $   630     $   372
  Trade accounts receivable; net of allowance of
     $97 each year                                           8,424      10,067
  Inventory of crude, products and other                     5,040       5,896
  Other current assets                                         174         165
                                                           -------     -------
          Total current assets                              14,268      16,500

PROPERTY, PLANT AND EQUIPMENT, net                          14,562      17,428

OTHER ASSETS                                                    58          10
                                                           -------     -------
                                                           $28,888     $33,938
                                                           -------     -------
                                                           -------     -------

  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
  ----------------------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                 $ 8,877     $11,447
  Revolving credit agreement                                 3,146       3,949
  Term loan to bank                                         14,549      14,549
  Current portion of notes payable                             315         324
                                                           -------     -------
          Total current liabilities                         26,887      30,269
                                                           -------     -------

NOTES PAYABLE, less current portion                          2,811       3,073

ENVIRONMENTAL LIABILITY                                      1,000           -

COMMITMENTS AND CONTINGENCIES
     (Notes 6 and 7)

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock, $0.10 par value; 100,000 authorized;
     1,000 shares issued and outstanding                         -           -
  Retained earnings (deficit)                               (1,810)        596
                                                           -------     -------
          Total stockholder's equity (deficit)              (1,810)        596
                                                           -------     -------
                                                           $28,888     $33,938
                                                           -------     -------
                                                           -------     -------

              See accompanying notes to financial statements

                               CRYSEN REFINING, INC.


              STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                      YEARS ENDED NOVEMBER 30, 1997 AND 1996
                                   (In thousands)


                                                            1997        1996
                                                            ----        ----
SALES OF CRUDE AND REFINED PRODUCTS                       $114,934    $126,116
                                                          --------    --------

COST AND EXPENSES:
  Refining operating costs                                 101,758     116,480
  General and administrative                                 9,656       7,636
  Environmental                                              1,000           -
  Depreciation                                               1,455       1,327
  Impairment                                                 1,860           -
                                                          --------    --------
                                                           115,729     125,443
                                                          --------    --------
          Operating income (loss)                             (795)        673

OTHER INCOME (EXPENSE), net:
  Interest                                                  (1,955)     (1,855)
  Other income                                                 344           8
                                                          --------    --------
          Loss before income taxes                          (2,406)     (1,174)

PROVISION FOR INCOME TAXES                                       -           -
                                                          --------    --------
          Net loss                                          (2,406)     (1,174)

RETAINED EARNINGS, at beginning of year                        596       1,770
                                                          --------    --------
RETAINED EARNINGS (DEFICIT), at end of year               $ (1,810)   $    596
                                                          --------    --------
                                                          --------    --------

                   See accompanying notes to financial statements

                                CRYSEN REFINING, INC.

                              STATEMENTS OF CASH FLOWS

                       YEARS ENDED NOVEMBER 30, 1997 AND 1996
                                   (In thousands)

                                                                             1997         1996
                                                                             ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $(2,406)     $(1,174)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities-
       Depreciation                                                          1,455        1,327
       Impairment of property, plant and equipment                           1,860            -
       Changes in operating assets and liabilities-
          Trade accounts receivable                                          1,643        1,179
          Inventories                                                          856         (700)
          Other current assets                                                  (9)          95
          Other noncurrent assets                                              (48)         (13)
          Accounts payable and accrued liabilities                          (2,570)      (1,597)
          Environmental liability                                            1,000            -
                                                                           -------      -------
            Net cash provided by (used in) operating activities              1,781         (883)
                                                                           -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                        (449)        (971)
                                                                           -------      -------
            Net cash used in investing activities                             (449)        (971)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit with bank                                  (803)       2,423
  Principal payments on notes payable                                         (271)        (197)
                                                                           -------      -------
            Net cash provided by (used in) financing activities             (1,074)       2,226
                                                                           -------      -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                      258          372

CASH AND CASH EQUIVALENTS, at beginning of year                                372            -
                                                                           -------      -------
CASH AND CASH EQUIVALENTS, at end of year                                  $   630      $   372
                                                                           -------      -------
                                                                           -------      -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for-
     Interest                                                              $ 1,960      $ 1,859
                                                                           -------      -------
                                                                           -------      -------

                  See accompanying notes to financial statements.

                               CRYSEN REFINING, INC.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             NOVEMBER 30, 1997 AND 1996
              (All dollar amounts in thousands unless noted otherwise)



(1)  DESCRIPTION OF BUSINESS AND SUBSEQUENT EVENT

     DESCRIPTION OF BUSINESS

Crysen Refining, Inc. ("CRI") is a refinery engaged in the processing of crude oil and the sale of petroleum and asphalt products. CRI is located in Woods Cross, Utah and has the crude processing capacity of approximately 10,000 barrels per day and has tankage capacity of approximately 485,000 barrels. CRI is a wholly owned subsidiary of the Crysen Corporation ("Crysen").

     SUBSEQUENT EVENT

On December 31, 1997, certain assets and liabilities of CRI were sold to Inland Refining, Inc. ("Inland"), a wholly owned subsidiary of Inland Resource Inc.
The purchase price paid by Inland of approximately of $22.9 million included the purchase of trade receivables, crude and refined inventory, property, plant and equipment, excluding Cowboy Oil property (see Note 7), crude payables, certain accounts payable, accrued liabilities and environmental liabilities. At the time of closing, the proceeds from Inland were applied towards CRI's bank revolver and term loan and the bank forgave the remaining outstanding balances and released CRI from any future obligations. The amount paid to the bank by Inland was less than the carrying amount of the debt. Had Inland not purchased the assets and liabilities of the CRI business, CRI's continued existence would have been dependent upon the financial support and forebearane of its lenders and its ability to resolve its liquidity problem. Additionally, Inland assigned the rights to purchase the Cowboy Oil facilities to a company owned by certain original owners of CRI. As a result, the assets and liabilities associated with the Cowboy Oil facilities were not acquired by Inland. The financial statements presented as of November 30, 1997, include adjustments associated with the fair value determination of the property, plant and equipment purchased by Inland and the recording of environmental liabilities.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at the lower of cost or realizable value, for the assets purchased by Inland, based upon the sale described in
Note 1. CRI depreciates refinery equipment, buildings, storage facilities, and other equipment using the straight-line method over the estimated useful lives of the assets, which range from 3 to 25 years (see Note 4).

Maintenance and scheduled repairs (turnaround) of the refinery operating units are expensed as incurred. Major improvements are capitalized, and the assets replaced, are retired.

     INVENTORIES AND EXCHANGES

Inventories of crude oil, unfinished oils and all finished products are recorded at the lower of cost on a first-in, first-out basis or market. Materials and supplies inventories are stated at cost and are charged to capital or expense, as appropriate, when used.

Exchange transactions are considered asset exchanges with deliveries offset against receipts. The net exchange balance is included in inventory.

     ENVIRONMENTAL

Environmental costs are expensed or capitalized based upon their future economic benefit. Costs which are improvements are capitalized. Costs related to environmental remediation and reclamation are expensed. Liabilities for remediation and reclamation costs are accrued when it is determined that an obligation exists and the amount of the costs can be reasonably estimated.

     HEDGE CONTRACTS

CRI periodically uses commodity futures contracts to hedge the impact of price fluctuations on its crude oil requirements. Gains and losses on these hedges are matched to specific inventory purchases and charged or credited to cost of sales when such inventory is sold.

     INCOME TAXES

CRI accounts for income taxes using the liability method, under which deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their respective carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

     FAIR VALUE OF INSTRUMENTS

CRI's financial instruments consists of cash, trade receivables, trade payables, revolving lines of credit and long-term debt. The carrying values of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their fair market value, due to the short maturity of these instruments. The fair value for long-term debt is estimated based on current rates available for similar debt with similar maturities and credit risk of CRI securities.

     CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, CRI considers as cash equivalents all highly liquid investments with an original maturity of three months or less.

     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

(3)  INVENTORIES

Inventories at November 30, 1997 and 1996, consist of the following:

                                        1997           1996
                                        ----           ----
     Crude oil                         $1,340         $2,113
     Refined product                    3,428          3,520
     Materials and supplies               272            263
                                       ------         ------
                                       $5,040         $5,896
                                       ------         ------
                                       ------         ------

(4)  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                      1997          1996
                                                      ----          ----
     Refinery                                       $ 24,258      $ 23,338
     Land, buildings and improvements                  1,460         1,177
     Storage facilities                                4,884         4,782
     Transportation and other equipment                   80           442
     Construction in progress                            365         1,041
                                                    --------      --------
                                                      31,047        30,780
     Less accumulated depreciation and impairment    (16,485)      (13,352)
                                                    --------      --------
                                                    $ 14,562      $ 17,428
                                                    --------      --------
                                                    --------      --------

(5)  INCOME TAXES

CRI has been in a federal tax loss position for all of 1997 and 1996, and as a result, no current income tax provision was recorded as the Company has no regular or alternative minimum tax liability. Income taxes have been calculated on a standalone company basis. Additionally, a full valuation allowance is provided, therefore CRI records no deferred income tax provision or benefit.

The actual tax expense differs from the expected tax benefit computed by applying the federal income tax rate of 34 percent to income (loss) before income taxes as a result of the following:

                                                        1997         1996
                                                        ----         ----
     Statutory rate                                      34.0%        34.0%
     Change in the beginning-of-year valuation
      allowance for deferred tax assets allocated
      to income tax expense                             (36.7)       (31.7)
     Other                                                2.7         (2.3)
                                                        -----        -----
                                                            - %          - %
                                                        -----        -----
                                                        -----        -----

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at November 30, 1997 and 1996, are presented below. A full valuation allowance has been provided against the net deferred tax asset as CRI cannot meet the recognition criteria of more likely than not.

                                                         1997        1996
                                                         ----        ----
  Deferred tax assets:
     Net operating loss carryforwards                  $ 1,995     $ 1,807
     Accounts receivable principally due to
      allowance for doubtful accounts                       37          37
     Accrued liabilities                                   453         270
     Debt restructure costs                                 74         112
                                                       -------     -------
          Total gross deferred tax assets                2,559       2,226

  Less valuation allowance                              (1,039)       (155)
                                                       -------     -------
          Net deferred tax assets                        1,520       2,071

  Deferred tax liabilities:
     Plant and equipment, principally due to
      differences in capitalization and
      depreciation methods                              (1,520)     (2,071)
                                                       -------     -------
          Net deferred tax assets                      $     -     $     -
                                                       -------     -------
                                                       -------     -------

At November 30, 1997 and1996, CRI had, for federal tax reporting purposes operating loss carryforwards of $5,320 and $4,818, expiring in 2010 through 2012. Any use of net operating losses will be credited to operations.

The Internal Revenue Service is currently examining Crysen's prior year tax returns.

(1)  DEBT

     REVOLVING CREDIT LOANS AND TERM LOAN

On January 31, 1995, CRI entered into an Amended and Restated Credit Agreement (the "Agreement") with Banque Paribas. Substantially all of the Company's assets were pledged as collateral on the Agreement. The Agreement provides for the following loans:

The Revolving Credit loan to CRI provided available credit in the amount of $20,000, through the issuance of letters of credit and revolving loans. CRI could borrow the net amount available under a borrowing base calculation up to a maximum of $8,000. Interest on the borrowings was payable monthly and is computed at the Chase Manhattan prime rate, plus 2 percent. The Agreement required a commitment fee of one-half percent of the unused portion of the revolver and originally matured in 1999. As of November 30, 1997 and 1996, CRI had $3,146 and $3,949, respectively, in revolving loans outstanding at an interest rate of 10.5 and 10.25 percent, respectively. In addition to the revolving loans, CRI had $9,759 and $11,250 of letters of credit outstanding as of November 30, 1997 and 1996, respectively. The weighted average interest rate on the revolving loan was 10.4 percent and 10.3 percent in fiscal 1997 and 1996, respectively.

Under the Agreement, CRI had a term loan of $28,500 of which $14,549 was outstanding as of November 30, 1997 and 1996. Interest on the term loan was payable monthly and was computed at the Chase Manhattan prime rate, plus 2 percent. As of November 30, 1997, the interest rate on the term loan was 10.5 percent. The term loan was guaranteed by CRI affiliates. The Agreement allowed for certain contingent prepayments and regularly scheduled principal payments. The Agreement called for $6 million of regularly scheduled principal payments to be made in 1997 and 1996, respectively, however , the Company failed to make any of these regularly scheduled principal payments, which was considered to be an event of default. Under the terms of the Agreement, CRI had to comply with certain financial and restrictive covenants. As a result of these conditions and the Company's inability to make any of the regularly scheduled principal payments, the entire amount of the term loan has been classified as a current liability as of November 30, 1997 and 1996. As described in Note 1, the proceeds from Inland, at closing, were applied towards CRI's bank revolver and term loan and the bank forgave the remaining outstanding balances and released CRI from any future obligations.

     PHILLIPS NOTE

On July 12, 1993 Phillips Petroleum Company agreed to loan CRI $2,000, on an unsecured basis, for the purposes of upgrading certain refining equipment. As of November 30, 1997 and 1996, the remaining principal outstanding was $1,680 and $1,826, respectively. This note has repayment terms that are based on the number of barrels of Phillips crude processed by CRI each month. The agreement has minimum refining requirements. If the note is not repaid by June 2003, the remaining principal outstanding at that date is repayable in equal monthly installments over 5 years. Subsequent to June 2003, the remaining principal outstanding bears interest at prime plus 3%, with a cap of 12%.

     COWBOY OIL NOTE

In conjunction with a letter of intent to purchase land and storage facilities of Cowboy Oil Company for $2,000 secured by the deed of trust on the property, a note payable over 10 years bearing interest at 12% was recorded. Payments are due monthly based on an amortization schedule providing for equal monthly payments of $24, including interest with the remaining principal and interest due at the end of the 10 year period. As of November 30, 1997 and 1996, CRI owed $1,432 and $1,545, respectively.

     OTHER

CRI leases certain equipment under capital leases. The outstanding principal amounts due as of November 30, 1997 and 1996 were $15 and $26, respectively.

The following table represents the maturities of these notes at November 30, 1997:

          1998                                             $17,987
          1999                                                 288
          2000                                               1,300
          2001                                                 144
          2002                                                 144
          Thereafter                                           960
                                                          --------
                                                           $20,823
                                                          --------
                                                          --------

(7)  COMMITMENTS AND CONTINGENCIES

     ENVIRONMENTAL LAWS AND REGULATIONS

CRI, in recent years, has become subject to increasingly demanding environmental standards imposed by federal, state and local environmental laws and regulations. It is the policy of CRI to endeavor to comply with applicable environmental laws and regulations.

Governmental regulations covering environmental issues are very complex and are subject to continual change. Accordingly, changes in the regulations or interpretations thereof, and the ultimate settlement of the amounts sought from other parties, could result in material future costs to CRI in excess of the amounts accrued.

     LITIGATION

CRI is involved in legal actions resulting from the ordinary course of business. Such actions are a result of disputes over contracts and other general matters. Management believes that CRI has adequate legal defenses and that the ultimate outcome of such actions will not have a material adverse effect on its results of operations, cash flows and financial position.

     401(k) PLAN

CRI has a 401(k) savings plan for eligible employees. CRI contributes 50% of the participants' contribution up to a maximum of 5% of the participants' salary. During 1997 and 1996, CRI contributed $59 and $62, respectively.

     LEASE COMMITMENTS

CRI leases certain office, refinery, railcars and other equipment. Rental expense for the years ended November 30, 1997 and 1996 was $980 and $1,015, respectively. Minimum future rentals under noncancelable operating leases at November 30, 1997, are as follows:

     Year ending November 30,
          1998                             $  616
          1999                                465
          2000                                184
          2001                                184
          2002                                 87
                                          -------
                                           $1,536
                                          -------
                                          -------

     COWBOY OIL PURCHASE

As of November 30, 1997, the closing specified by the letter of intent, as described in Note 6, had not taken place, however, both companies had complied with the letter of intent and an associated lease agreement. Legal counsel has advised management that due to the amount of time the parties have operated under the letter of intent and associated lease agreement, that CRI has acquired title to the related assets subject to the associated liabilities. Accordingly, CRI has reflected the assets and liabilities of this purchase on its balance sheet at November 30, 1997 and 1996. As discussed in Note 1, Inland assigned the rights to purchase the Cowboy Oil facilities to a company owned by certain original owners of CRI.

(8)  RELATED PARTY TRANSACTIONS

During fiscal 1996, CRI entered into a partnership agreement to build a card lock fuel distribution site in Woods Cross, Utah. During the construction of this site, one of CRI's creditors indicated that it would be unwilling to finance the investment in the partnership unless certain conditions were met. As a result, former officers and directors of CRI created a new entity to assume the position of CRI. As of November 30, 1996, CRI held assets totaling $140,000 which were subsequently sold at net book value to certain officers and directors of CRI.

Additionally, CRI sold certain products to an affiliate in 1997 and 1996 and had an amount outstanding as accounts receivable at November 30, 1996.



     Transactions with affiliates                   1997      1996
     ----------------------------                   ----      ----
     Sales to affiliates                            $2,576    $2,577
     Accounts receivable - Trade                    $  -      $  585

                            INLAND RESOURCES INC.



The following Unaudited Pro Forma Financial Statements are presented to show the Pro Forma effect of the acquisition of specific assets and liabilities purchased from Crysen Refining, Inc. ("CRI") in an agreement consummated December 31, 1997. Additionally, the Pro Forma effects of the acquisition of oil and gas properties pursuant to an agreement consummated September 30, 1997, between Inland Resources Inc. ("Inland") and Equitable Resources Energy Company ("EREC") have been included in the unaudited Pro Forma Condensed Consolidated Statements of Operations. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1997, are as if the acquisitions had occurred on January 1, 1996. The unaudited Pro Forma information associated with the CRI component included in the Pro Forma Condensed Consolidated Statements of Operations includes the twelve months ended November 30, 1996 and the nine months ended August 31, 1997. The EREC component of the Pro Forma Condensed Consolidated Statement of Operations includes direct sales and operating expenses of EREC for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997. The Pro Forma Condensed Consolidated Balance Sheet is based on the assumption the transaction was completed on September 30, 1997. The transaction is reported using the purchase method of accounting.

Inland's unaudited historical interim financial statements have been prepared pursuant to the rules and regulation of the SEC and, in the opinion of Company, include all adjustments necessary for a fair statement of the results of each period shown. The financial information presented is not intended to reflect all financial information customarily reported under generally accepted accounting principles. The Pro Forma adjustments included in the accompanying Pro Forma Condensed Consolidated Statements of Operations are based on assumptions and estimates and are not necessarily indicative of the results of operations of the Company as they may be in the future, or as they may have been had the transaction actually occurred on January 1, 1996, or September 30, 1997, as applicable. There are no adjustments made in the accompanying Pro Forma Condensed Consolidated Balance Sheet to include the EREC acquisition, as this acquisition is already included in the Inland Resources Inc. balance sheet as of September 30, 1997.

                                INLAND RESOURCES INC.

                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 SEPTEMBER 30, 1997
                                   (In thousands)
                                    (Unaudited)

                                                                                                     Condensed
                                                                        Inland          CRI         Consolidated
                                                                      Historical     Acquisition     Pro Forma
                                                                      ----------     -----------     ---------
ASSETS:
     Cash and cash equivalents                                         $  4,981                       $  4,981
     Accounts receivables
          Oil and gas sales                                               1,474                          1,474
          Trade receivables                                                   -      $10,573 (a)        10,573
                                                                       --------                       --------
                                                                          1,474                         12,047
     Inventory
          Pipe and equipment                                              1,817                          1,817
          Crude and refined product                                           -        4,980 (a)         4,980
                                                                       --------                       --------
                                                                          1,817                          6,797

     Other current assets                                                 2,644                          2,644
                                                                       --------                       --------
               Total current assets                                      10,916                         26,469

     Property, plant and equipment
          Oil and gas property, net                                     128,663                        128,663
          Refinery property, plant and equipment                              -       13,049 (a)        13,049
     Other long-term assets                                               4,443        1,500 (a)         5,943
                                                                       --------                       --------
                    Total assets                                       $144,022                       $174,124
                                                                       --------                       --------
                                                                       --------                       --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
     Current liabilities                                               $  9,276        4,302 (a)      $ 13,578
     Long-term debt                                                      91,733       24,605 (a)       116,338
     Other long-term liabilities                                              -        1,195 (a)         1,195
                                                                       --------                       --------
                                                                        101,009                        131,111

     Mandatorily redeemable preferred stock                               9,575                          9,575
     Accrued dividends                                                      200                            200
     Warrants outstanding                                                 1,300                          1,300

     Stockholders' equity                                                31,938                         31,938
                                                                       --------                       --------
                    Total liabilities and stockholders' equity         $144,022                       $174,124
                                                                       --------                       --------
                                                                       --------                       --------

                   See accompanying notes to unaudited pro forma
                        consolidated financial information.

                             INLAND RESOURCES INC.


           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

              FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997
                     (In thousands except per share data)
                                  (Unaudited)

                                                                        EREC                      Crysen               Condensed
                                                            -------------------------  -------------------------    Consolidated
                                                 Inland                                   CRI
                                               Historical   Acquisition    Pro Forma   Historical    Adjustments     Pro Forma
SALES                                          ----------   -----------    ---------   ----------    -----------     ---------
  Sales of oil and gas                         $  10,403    $    4,379(b)  $  14,782    $   -                        $  14,782
  Sales of crude and refined product               -              -            -          89,777                        89,777
                                               ---------    ----------     ---------    --------                     ---------
      Total sales                                 10,403         4,379        14,782      89,777                       104,559
                                               ---------    ----------     ---------    --------                     ---------
COSTS AND EXPENSES
  Cost of sales of refined product                  -             -            -          80,336                        80,336
  Oil and gas operating costs                      2,398         2,464(b)      4,862         -                           4,862
  Exploration                                         44          -               44         -               44
  Depreciation on refinery assets                   -             -            -           1,084           (590)(g)        494
  DD&A on oil & gas properties                     4,067         1,531(c)      5,598         -                           5,598
  Impairment                                        -             -            1,500                      1,500
  Environmental                                     -             -            1,000                      1,000
  General and administrative, net                  1,332          -   (d)      1,332       7,209                         8,541
                                               ---------    ----------     ---------    --------                     ---------
      Total operating costs                        7,841         3,995        11,836      91,129                       102,375
                                               ---------    ----------     ---------    --------                     ---------
      Operating income (loss)                      2,562           384         2,946      (1,352)                        2,184

INTEREST EXPENSE                                  (1,894)       (4,759)(e)    (6,653)     (1,486)          (178)(f)     (8,317)

OTHER INCOME AND EXPENSE, NET                        365          -              365         208                           573
                                               ---------    ----------     ---------    --------                     ---------
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY LOSS                               1,033        (4,375)       (3,342)     (2,630)                       (5,560)

EXTRAORDINARY LOSS                                (1,160)         -           (1,160)        -                           (1,160)
                                               ---------    ----------     ---------    --------                     ---------
NET LOSS                                            (127)       (4,375)       (4,502)     (2,630)                       (6,720)

  Less:  preferred series b redemption              (580)         -             (580)        -                            (580)
                                               ---------    ----------     ---------    --------                     ---------
NET LOSS TO COMMON
  SHAREHOLDERS                                 $    (707)   $   (4,375)    $  (5,082)   $ (2,630)                    $  (7,300)
                                               ---------    ----------     ---------    --------                     ---------
                                               ---------    ----------     ---------    --------                     ---------
PRIMARY EARNINGS (LOSS) PER
  SHARE
    Before extraordinary loss                  $    0.06                   $   (0.54)                                $   (0.85)
    Extraordinary loss                             (0.16)                      (0.16)                                    (0.16)
                                               ---------                   ---------                                 ---------

      Total                                    $   (0.10)                  $   (0.70)                                $   (1.01)
                                               ---------                   ---------                                 ---------
                                               ---------                   ---------                                 ---------
    Weighted average shares
      outstanding                              7,256,512                   7,256,512                                 7,256,512
                                               ---------                   ---------                                 ---------
FULLY DILUTED EARNINGS (LOSS)
  PER SHARE
    Before extraordinary loss                  $    0.06                   $   (0.54)                                $   (0.85)
    Extraordinary loss                             (0.15)                      (0.16)                                    (0.16)
                                               ---------                   ---------                                 ---------
      Total                                    $   (0.09)                  $   (0.70)                                $   (1.01)
                                               ---------                   ---------                                 ---------
    Weighted average shares
      outstanding                              7,614,617                   7,256,512                                 7,256,512
                                               ---------                   ---------                                 ---------
                                               ---------                   ---------                                 ---------

                See accompanying notes to unaudited pro forma
                     consolidated financial information.

                                INLAND RESOURCES INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 1996
                        (In thousands except per share data)
                                     (Unaudited)

                                                                 EREC                         Crysen
                                                       ------------------------      -------------------------   Condensed
                                         Inland                                          CRI                    Consolidated
                                        Historical     Acquisition    Pro Forma      Historical    Adjustments   Pro Forma
                                        ----------     -----------    ---------      ----------    -----------   ---------
SALES
  Sales of oil and gas                  $   10,704       $ 8,479 (b) $    19,183      $      -                   $  19,183
  Sales of crude and refined product             -             -               -       126,116                     126,116
                                        ----------       -------     -----------      --------                   ---------
      Total sales                           10,704         8,479          19,183       126,116                     145,299

COSTS AND EXPENSES
  Cost of sales of refined product               -             -               -       116,480                     116,480
  Oil and gas operating costs                2,045         2,145 (b)       4,190             -                       4,190
  Exploration                                  167             -             167             -                         167
  Depreciation on refinery assets                -             -               -         1,327        (660)(g)         667
  DD&A on oil and gas properties             3,428         1,908 (c)       5,336             -                       5,336
  General and administrative, net            1,670             - (d)       1,670         7,636                       9,306
                                        ----------       -------     -----------      --------                  ----------
    Total operating costs                    7,310         4,053          11,363       125,443                     136,146
                                        ----------       -------     -----------      --------                  ----------
    Operating income                         3,394         4,426           7,820           673                       9,153

INTEREST EXPENSE                            (1,633)       (6,347)(e)      (7,980)       (1,855)       (362)(f)     (10,197)

OTHER INCOME, net                              383             -             383             8                         391
                                        ----------       -------     -----------      --------                  ----------
NET INCOME (LOSS)                            2,144        (1,921)            223        (1,174)                       (653)

  Less- Preferred A stock dividend
    on cash redemption                        (214)            -            (214)            -                        (214)
                                        ----------       -------     -----------      --------                  ----------
NET INCOME (LOSS)TO COMMON
  SHAREHOLDERS                          $    1,930       $(1,921)    $         9      $ (1,174)                 $     (867)
                                        ----------       -------     -----------      --------                  ----------
                                        ----------       -------     -----------      --------                  ----------
PRIMARY EARNINGS (LOSS)
  PER SHARE                             $     0.37                   $      0.00                                $    (0.16)
                                        ----------                   -----------                                ----------
                                        ----------                   -----------                                ----------
    Weighted average shares
      outstanding                        5,276,345                     5,276,345                                 5,276,345
                                        ----------                   -----------                                ----------
                                        ----------                   -----------                                ----------
FULLY DILUTED EARNINGS (LOSS)
  PER SHARE                             $     0.29                   $      0.00                                $    (0.16)
                                        ----------                   -----------                                ----------
                                        ----------                   -----------                                ----------
    Weighted average shares
      outstanding                        6,561,225                     6,561,225                                 5,276,345
                                        ----------                   -----------                                ----------
                                        ----------                   -----------                                ----------

                       See accompanying notes to unaudited pro forma
                           consolidated financial information.

                               INLAND RESOURCES INC.


                 NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS




(1)  BASIS OF PRESENTATION

The Unaudited Pro Forma Condensed Consolidated Statements of Operations dated December 31, 1996, are based on Inland's Audited Consolidate Statement of Operations for the year ended December 31, 1996, CRI's Audited Financial Statements for the year ended November 30, 1996, and the Audited Statement of Revenue and Direct Operating Expenses of certain oil and gas properties of EREC for the year ended December 31, 1996. The Unaudited Pro Forma Condensed Consolidated Statements of Operations dated September 30, 1997, are based on Inland's Unaudited Consolidated Statement of Operations for the nine months ended September 30, 1997, CRI's Unaudited Results of Operations for the nine months ended August 31, 1997 and the Unaudited Results of Revenue and Direct Operating Expenses of certain oil and gas properties of EREC for the nine months ended September 30, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is based on Inland's unaudited financial statements as of September 30, 1997, which includes EREC and the necessary adjustments to record the purchase of assets and liabilities from CRI.

(2)  PRO FORMA ADJUSTMENTS

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the following adjustments:

(a) Represents the purchase of CRI assets and liabilities purchased with debt by Inland.

(b) Sales of oil and gas and operating costs were adjusted based on the audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 1996 and from the unaudited accounting records of EREC for the nine months ended September 30, 1997.

(c) DD&A is adjusted based on calculations using units of production method based on reserve reports for the acquired EREC properties and the proportion of the purchase price allocated to proved properties.

(d) The EREC acquisition does not include any adjustment for net general and administrative expense since the increase in gross general and administrative expense related to the acquisition is offset by COPAS producing overhead reimbursements on the operated properties acquired. The CRI acquisition also does not have any adjustment for general and administrative expense as any terminations of CRI employees were replaced with new Inland employees.

(e) Interest expense associated with the EREC acquisition is adjusted using Inland's blended cost of capital to finance the EREC acquisition.

(f) Amount reflects the adjustment to record the additional interest expense Inland would have incurred to fund the acquisition cost of CRI, as compared to the actual interest expense of CRI.

(g) Represents the adjustment to depreciation on refinery assets based on the purchase price paid by Inland for the refinery property, plant and equipment.